Exhibit 23.1








		CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into Callon Petroleum Company's previously filed Registration Statement on Form S-8 (File No. 33-90410).





					 ARTHUR ANDERSEN LLP


New Orleans, Louisiana
March 24,1997